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                                                                    EXHIBIT 3.1

            FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         OBJECTIVE COMMUNICATIONS, INC.

It is hereby certified that:

         1. The present name of the corporation (hereinafter, the "Corporation") is Objective Communications, Inc., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of Delaware is October 5, 1993.

         2. The certificate of incorporation is hereby amended and restated in its entirety as set forth in the First Amended And Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the certificate of incorporation of the Corporation as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled First Amended And Restated Certificate of Incorporation of Objective Communications, Inc. without any further amendments other than the amendments herein certified.

         4. The amendments and restatement of the certificate of incorporation herein certified were declared advisable and adopted by the board of directors of the Corporation on November 21, 1996, were approved by the written consent of the holders of the outstanding shares of Common Stock (with written notice being given by the Corporation to each stockholder who has not so consented in writing) pursuant to
                 Section 228 of the General Corporation Law of the State of Delaware and have been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this First Amended And Restated Certificate of Incorporation, read as follows:
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            FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         OBJECTIVE COMMUNICATIONS, INC.

         The undersigned, a natural person, for the purpose of conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, as amended, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                 ARTICLE FIRST
                                      NAME

         The name of the corporation is: Objective Communications, Inc. (the "Corporation").

                                 ARTICLE SECOND
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle, Delaware, and the name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.

                                 ARTICLE THIRD
                                    PURPOSE

           The purpose or purposes for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                 CAPITAL STOCK

           The total number of shares which the Corporation shall have authority to issue is [twelve million, five hundred thousand (12,500,000)] shares of capital stock, of which ten million (10,000,000) shares shall be Common Stock, par value of $.01 per share, and [two million, five hundred thousand (2,500,000)] shall be Preferred Stock, par value $.01 per share.

                                 ARTICLE FIFTH
                                  COMMON STOCK

         Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same





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qualifications, limitations and restrictions.  Except as required by law, the holders of shares of Common Stock shall be entitled to one vote per share of Common Stock on all matters on which stockholders of the Corporation has the right to vote.

                                 ARTICLE SIXTH
                                PREFERRED STOCK

         Section A. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors of the Corporation (the "Board"), by resolution or resolutions, may from time to time determine, each of such classes or series to be distinctly designated.
The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other class or series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

         1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number (except where otherwise provided by the Board in the resolution establishing such class or series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like action of action of the Board;

         2. The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

         3. The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

         4. Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

         5. The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;





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         6.      The terms of any sinking fund or redemption or purchase
                 account, if any, to be provided for shares of such class or series of the Preferred Stock;

         7. The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant thereto; and

         8. Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board shall determine.

         Section B. Rights of Preferred Stock.

         1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of this Article Sixth), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of this Article Sixth), and subject further to any other conditions that may be fixed in accordance with the provisions of this Article Sixth, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

         2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any this Article_Sixth), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of this Article Sixth), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to this Article Sixth granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock may have one vote





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                 in respect to each share of Common Stock held on all matters voted upon by the stockholders.

         The number of authorized shares of Preferred Stock and each class of Common Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of shares having a majority of the total number of votes which may be cast in the election of directors of the Corporation by all stockholders entitled to vote in such an election, voting together as a single class.

                                ARTICLE SEVENTH
                                    DURATION

         The Corporation is to have perpetual existence.

                                 ARTICLE EIGHTH
                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the corporation.

                                 ARTICLE NINTH
                                INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and hold harmless any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                 ARTICLE TENTH
                        LIMITATION ON DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this First Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting





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the personal liability of directors, then the liability of a director of the
Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No modifications or repeal of the provisions of this Article Tenth shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

                                ARTICLE ELEVENTH
                             RIGHTS OF STOCKHOLDERS

         From time to time any of the provisions of this First Amended and Restated Certificate of Incorporation may be amended, altered, or replaced, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eleventh.





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IN WITNESS WHEREOF, this First Amended and Amended And Restated Certificate of
Incorporation which restates and integrates and also amends the provisions of the Certificate of Incorporation of the Corporation and which has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as the Corporation has received payment for its capital stock, has been executed by its President and Chief Executive Officer and the Secretary this ___ day of December, 1996.



                               Objective Communications, Inc.



                               By:
                                  ----------------------------------------------
                                   Name:  Steven A. Rogers
                                   Title:  President and Chief Executive Officer


                               Attest:



                               By:
                                  ----------------------------------------------
                                   Name:  Robert H. Emery
                                   Title:  Secretary





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